As filed with the Securities and Exchange Commission on May 29, 2001
                                             Registration No. 333 - __________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                  DYNACARE INC.
             (Exact name of registrant as specified in its charter)


          ONTARIO, CANADA                                 98-0337653
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)


                            14900 LANDMARK BOULEVARD
                               DALLAS, TEXAS 75240
                                 (972) 387-3200
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)


         DYNACARE INC. AMENDED AND RESTATED STOCK OPTION INCENTIVE PLAN
          DYNACARE INC. AMENDED AND RESTATED EMPLOYEE STOCK OPTION PLAN
                              (Full Title of Plans)


                                 MR. ZBIG BISKUP
                                  DYNACARE INC.
                            14900 LANDMARK BOULEVARD
                               DALLAS, TEXAS 75240
                                 (972) 387-3200
                     (Name and address, including zip code,
        and telephone number, including area code, of agent for service)



                                    Copy to:

                              DAVID P. STONE, ESQ.
                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153
                                 (212) 310-8000

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
Title of Securities to be Registered      Amount to be        Proposed Maximum Offering      Proposed Maximum           Amount of
                                         Registered (1)          Price Per Share (4)     Aggregate Offering Price     Registration
                                                                                                   (4)                    Fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Shares, no par value            2,000,000 shares (2)
-----------------------------------------------------------------------------------------------------------------------------------
Common Shares, no par value               909,340 shares (3)
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL                                  2,909,340 shares                 $7.00                 $20,365,380.00             $5,091.35
===================================================================================================================================


(1) This Registration Statement shall also cover any additional Common Shares which become issuable under the Registrant's Amended and Restated Stock Option Incentive Plan and Amended and Restated Employee Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding Common Shares.

(2) Represents the registration of Common Shares of the Registrant issuable under the Registrant's Amended and Restated Stock Option Incentive Plan, as may be amended, pursuant to the exercise of options that may be granted thereunder.

(3) Represents the registration of Common Shares of the Registrant issuable under the Registrant's Amended and Restated Employee Stock Option Plan, as may be amended, pursuant to the exercise of options that may be granted thereunder.

(4) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based upon an offering price of $7.00, being the average of the high and low prices quoted by Nasdaq for the Common Shares of the Registrant on the 24th day of May, 2001.

================================================================================

                                EXPLANATORY NOTE

                     This Registration Statement is intended to register all shares to be issued under the Amended and Restated Stock Option Incentive Plan and the Amended and Restated Employee Stock Option Plan (collectively the "Stock Option Plans") by Dynacare Inc. (the "Company"), a company organized under the laws of the Province of Ontario, Canada. Pursuant to the Note to Part I of Form S-8, the plan information specified by Part I of Form S-8 to be contained in a
Section 10(a) prospectus to be distributed to each optionee is not being filed with the Securities and Exchange Commission (the "SEC"). Part II contains information that is required in this Registration Statement pursuant to Part II of Form S-8.

                                    PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.              EMPLOYEE STOCK OPTION PLAN INFORMATION

                     The documents containing the information specified in Part I of Form S-8 and the statement of availability of information required by Item 2 of Form S-8 and information relating to the Stock Options Plans and other information required by Item 2 of Form S-8 have previously been, or will be, sent or given to the participants in the Stock Option Plans, as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act.



ITEM 2.              REGISTRANT INFORMATION AND EMPLOYEE STOCK OPTION PLAN
                     INFORMATION

                     Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus) and other documents required to be delivered to eligible employees pursuant to Rule 428(b) of the Securities Act are available without charge by contacting:

                                 Mr. Zbig Biskup
                                  Dynacare Inc.
                            14900 Landmark Boulevard
                               Dallas, Texas 75240
                                 (972) 387-3200

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                     The following documents filed with the SEC by the Company pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this document:

         (A) the description of the Company's Common Shares contained in the Company's Registration Statement on Form 8-A (Registration No. 333-12650) filed with the SEC on November 3, 2000, as amended;

         (B) the Company's Annual Report filed on March 29, 2001, on Form 10-K (Registration No. 33-80127) for the fiscal year ended December 31, 2000; and

         (C) the Company's Quarterly Report filed on May 8, 2001, on Form 10-Q (Registration No. 33-80127) for the quarter ended March 31, 2001.


                     All documents subsequently filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities covered by this Registration Statement have been sold or which deregisters all of the securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be a part of this document from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this document will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this document or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this document modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

                     Not Applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                     The lawyers of the firm Goodman and Carr LLP, Toronto, Ontario, which has rendered an opinion with respect to the validity of the Common Shares covered hereby, are, in the aggregate, the beneficial holders of approximately 6,000 of the Company's Common Shares.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                     The information required by this item is incorporated by reference from the description of the Company's indemnification of directors and officers found in the section entitled "Management" under the heading "Limitation of Liability and Indemnification of Officers and Directors" in the Company's Registration Statement on Form F-1 (Registration No. 333-12650) filed on September 29, 2000, as amended.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                     Not Applicable.

ITEM 8.  EXHIBITS.

Exhibit
Number            Description
------            -----------

4.1 The Company's Registration Statement on Form F-1 (Registration No. 333-12650) filed September 29, 2000, as amended, is incorporated herein by reference.

4.4 *             The Dynacare Inc. Amended and Restated Stock Option Incentive
                  Plan.

4.5 *             The Dynacare Inc. Amended and Restated Employee Stock Option
                  Plan.

5.1 *             Opinion of Goodman and Carr LLP.

23.1 *            Consent of Ernst & Young LLP.

23.2 *            Consent of Goodman and Carr LLP (contained in exhibit 5.1).

24.1 * Power of Attorney (included in the signature pages of this Registration Statement).


                        --------------------------------
* Filed herewith.


ITEM 9.  UNDERTAKINGS.

           (a) The undersigned registrant hereby undertakes:

                     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; and

                     (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) The undersigned registrant hereby undertakes that insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    SIGNATURE

                     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized, as of May 29, 2001.


                                             DYNACARE INC.

                                             By: /s/  Harvey A. Shapiro
                                                 -----------------------------
                                             Harvey A. Shapiro
                                             Title: Chief Executive Officer

                                POWER OF ATTORNEY

                     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harvey A. Shapiro and Zbig Biskup, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and any related Rule 462(b) registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

                     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities on the date indicated.

SIGNATURE                                    TITLE                                     DATE
---------                                    -----                                     ----
/s/ Harvey A. Shapiro                        Director, Chief Executive Officer and     May 29, 2001
----------------------------------           President
Name: Harvey A. Shapiro



/s/ Zbig Biskup                              Chief Financial Officer                   May 29, 2001
----------------------------------
Name:  Zbig Biskup


/s/ Albert J. Latner                         Director                                  May 29, 2001
----------------------------------
Name:  Albert J. Latner


/s/ Donald J. Edwards                        Director                                  May 29, 2001
----------------------------------
Name:  Donald J. Edwards


 /s/ Thomas E. Long                          Director                                  May 29, 2001
----------------------------------
Name:  Thomas E. Long


/s/  Dino Chiesa                             Director                                  May 29, 2001
----------------------------------
Name:  Dino Chiesa


Exhibits
--------

Number            Description
------            -----------

4.1 The Company's Registration Statement on Form F-1 (Registration No. 333-12650) filed September 29, 2000, as amended, is incorporated herein by reference.

4.4 *             The Dynacare Inc. Amended and Restated Stock Option Incentive
                  Plan.

4.5 *             The Dynacare Inc. Amended and Restated Employee Stock Option
                  Plan.

5.1 *             Opinion of Goodman and Carr LLP.

23.1 *            Consent of Ernst & Young LLP.

23.2 *            Consent of Goodman and Carr LLP (contained in exhibit 5.1).

24.1 * Power of Attorney (included in the signature pages of this Registration Statement).


                        --------------------------------
* Filed herewith.